For the fiscal year ended (a) 10/31/96
File number (c) 811-4930

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       The City of New York

2.   Date of Purchase
        8/8/96

3.   Number of Securities Purchased
       70,000 - Due 08/15/2015

4.   Dollar Amount of Purchase
       $7,255,150

5.   Price Per Unit
       $103.645 - Due 08/15/2011

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate

       Merrill Lynch & Co.
       Artemis Capital Group
       Grigsby Bradford & Co. Inc.
       Morgan Stanley & Co.
       Goldman, Sachs, & Co.
       Prudential Securities Inc.
       Samuel A. Ramirez & Co.
       Bear Stearns & Co.
       Advest Inc.
       MR Beal & Company
       Citicorp Securities
       PaineWebber Inc.
       Oppenheimer & Co.
       Muriel Siebert & Co.
       Lehman Brothers
       Smith Barney
       First Albany Corporation
       JP Morgan & Co
       AG Edwards & Sons
       Cambridge Partners LLC
       Lebenthal & Co.
       Pryor McClendon, Counts
       Roosevelt & Cross
       William E. Simon & Sons Municipal Securites